EXHIBIT 10.10

Contract for Legal Services

Services
Seafarer Exploration Corp. hereby contracts David F. Chalela to act as its legal representative, counselor, and authoritative agent on its behalf, and to act in full capacity as he deems prudent, regarding any television, movie, or film related projects in which Seafarer Exploration Corp. henceforth engages as of this 17th day of April, 2013. David F. Chalela and Seafarer Exploration Corp. understand that he is operating as a contractor and not as an employee of Seafarer Exploration Corp.

Consideration

In consideration of this service, Seafarer Exploration Corp. shall immediately issue David F. Chalela 200,000 shares of common restricted shares.

Termination
This agreement is fully binding upon the parties for one calendar year or until terminated in writing by either party via one day written notice by mail, email, or facsimile.

Disputes
Any disputes arising from this contract for services shall be litigated in Hillsborough County Florida, and the parties agree that jurisdiction shall be in the same.

Signed this 17th Day of April, 2013.

/s/ David F. Chalela

David F. Chalela

/s/ Kyle Kennedy

Kyle Kennedy